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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             52-2187059
 (State of incorporation                 (I.R.S. employer identification number)
   or organization)

           11 WEST 42ND STREET
            NEW YORK, NEW YORK                            10036
 (Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. | |


Securities Act registration statement file number to which this form relates:
333-84001

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered
           -------------------                  ------------------------------
   Class A Common Stock, $ 0.01 Par Value           New York Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Class A common stock, par value $.01 per share, of the Registrant is set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-84001), filed with the Securities and Exchange Commission on July 29, 1999, as amended, including any form of prospectus contained therein filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which description is incorporated herein by reference.

ITEM 2. EXHIBITS.*

               Exhibit     Description
               -------     -----------
                  1        Registrant's Registration Statement on Form S-1 (No.
                           333-84001), filed with the Securities and Exchange
                           Commission on July 29, 1999, as amended

                  4.1 Form of Specimen Stock Certificate for Registrant's Class A Common Stock

                  4.2      Registrant's Certificate of Incorporation

                  4.3      Registrant's By-Laws


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* In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The New York Stock Exchange, Inc. but not with the Securities and Exchange Commission.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MARTHA STEWART LIVING OMNIMEDIA, INC.


                                        /s/  Gregory R. Blatt
                                        ------------------------------------
                                        Name:   Gregory R. Blatt
                                        Title:  Executive Vice President and
                                                General Counsel

Dated:  October 14, 1999

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                                  EXHIBIT LIST*

          EXHIBIT NUMBER                                                   PAGE

          1        Registrant's Registration Statement on Form S-1 (No.
                   333-84001), filed with the Securities and Exchange
                   Commission on July 29, 1999, as amended................

          4.1      Form of Specimen Stock Certificate for Registrant's
                   Class A Common Stock...................................

          4.2      Registrant's Certificate of Incorporation..............

          4.3      Registrant's By-Laws...................................


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* In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The New York Stock Exchange, Inc. but not with the Securities and Exchange Commission.